CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the reference to our Firm and our report, dated January 31, 2000, relating to the statement of assets and liabilities, including the schedule of investments, and the related statements of operations, changes in net assets and financial highlights for the year then ended of Shepmyers Investment Company in the Statement of Additional Information which will accompany the Proxy Statement/Prospectus in the Registration Statement on Form N-14.










Harrisburg, Pennsylvania
February 18, 2000